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                                                                    EXHIBIT 23.5


Great Dane Holdings Inc.
2016 North Pitcher Street
Kalamazoo, MI 49007

Ladies and Gentlemen:

    I agree to serve on the Board of Directors of Great Dane Holdings Inc. (the "Company") upon consummation of its initial public offering and consent to be named as such in the Registration Statement of the Company relating to such offering to be filed with the Securities and Exchange Commission.

                                          ________/s/_ALAN J. HIRSCHFIELD_______
                                                   Alan J. Hirschfield

December 7, 1994